Exhibit 10.5

MARKETAXESS HOLDINGS INC.
2009 EMPLOYEE PERFORMANCE INCENTIVE PLAN

1.
PURPOSE

The purpose of the Plan is to attract, retain and motivate employees by providing performance awards to designated employees of the Company or its Subsidiaries. The Plan is effective for calendar years of the Company commencing on or after January 1, 2009. The Plan is not subject to the approval by the stockholders of the Company. Accordingly, Performance Awards granted under the Plan are not intended to, and will not, comply with the exception for performance based compensation under Code Section 162(m).

2.
DEFINITIONS

Unless the context otherwise requires, the words which follow shall have the following meaning:

(a)
“Board” -- shall mean the Board of Directors of the Company.
(b)
“Change of Control of the Company” -- shall have the meaning set forth in Exhibit A hereto.
(c)
“Code” -- shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.
(d)
“Code Section 409A” -- shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.
(e)
“Company” -- shall mean MarketAxess Holdings Inc. and any successor entity by merger, consolidation or otherwise.
(f)
“Committee” -- shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board to administer the Plan.
(g)
“Common Stock” -- means the common stock, $0.001 par value per share, of the Company.
(h)
“Participant” -- shall mean any employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive a Performance Award in accordance with this Plan.
(i)
“Performance Award” -- shall mean the amount paid or payable under Sections 6 hereof.
(j)
“Performance Goals” -- shall mean the objective performance goals, criteria, formulas and standards described in Section 6 hereof.

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(k)
“Performance Period” -- shall mean a period of not less than one Plan Year (as specified by the Committee) over which achievement of the Performance Goals is to be measured.
(l)
“Plan” -- shall mean the MarketAxess Holdings Inc. 2009 Employee Performance Incentive Plan.
(m)
“Plan Year” -- shall mean a fiscal year of the Company.
(n)
“Pro Rata” -- shall mean a portion of a Performance Award based on the number of days worked during a Performance Period as compared to the total number of days in the Performance Period.
(o)
“Subsidiary” -- shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.
3.
ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the Performance Goals and the Performance Period for Performance Awards within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce Performance Awards as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect.

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

To the extent permitted by applicable law and not inconsistent with the Certificate of Incorporation and Bylaws of the Company, the Company and its Subsidiaries, as applicable, shall indemnify and hold harmless the Committee against all expense, liability and loss (including legal fees, judgments, fines, taxes and penalties, and amounts paid in settlement)

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reasonably incurred or suffered in connection with the discharge of their responsibilities with respect to the Plan, except to the extent such actions are taken in bad faith or with willful misconduct; provided that any expense, liability or loss arising due to actions taken in bad faith or with willful misconduct shall not be covered under this indemnity. The Company shall also advance reasonable defense funds to any Committee member having indemnification rights hereunder, subject to an undertaking to repay such funds in the event disinterested members of the Board later determine that indemnity is not due hereunder. Alternatively, in lieu of advancing defense funds, the Company may elect to retain counsel on behalf of such individual(s). This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or its affiliates, or as provided by the Company or its affiliates under any bylaw, agreement, vote of stockholders or directors, or otherwise, as such indemnities are permitted under applicable law. Any amounts paid by the Company under such indemnification, including the advancement of costs and expenses associated with indemnification, shall be paid or advanced only in a manner and to the extent that such amounts are exempt from the application of Code Section 409A in accordance with the provisions of Treasury Regulation 1.409A-1(b)(10) or shall be provided in accordance with Code Section 409A.

4.
ELIGIBILITY AND PARTICIPATION
(a)
For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the employees of the Company or its Subsidiaries.
(b)
No person shall be entitled to any Performance Award under the Plan for a Performance Period unless the individual is an employee of the Company or a Subsidiary designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion.
5.
INDIVIDUAL TARGET AWARD

For any Participant the Committee may, in its sole discretion, specify a targeted Performance Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for or any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to be used to determine the maximum and minimum percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with

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respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change of Control of the Company occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been made by the time of the Change of Control of the Company, with regard to individuals who were Participants at the time of the Change of Control of the Company.

6.
PERFORMANCE AWARD PROGRAM
6.1
PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee pursuant to this Section 6 and Sections 5 and 7 hereof, each Participant shall be eligible to receive a Performance Award based upon the level of attainment of the objective Performance Goals established for a Performance Period pursuant to Section 6.2. A Performance Award may be a percentage of a Participant’s Individual Target Award, if any, for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and any formula or standard established pursuant to Section 5. Except as specifically provided in Sections 5 or 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.
6.2
OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee in its sole discretion shall establish the objective performance goals, criteria, formulae or standards and the Individual Target Award (if any, and any maximum and minimum percentages thereof in accordance with Section 5) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals may be based on one or more of the following criteria: (i) enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) after-tax or pre-tax profits or operating income of the Company including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) cash flow(s) (including either operating or net cash flows) of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) levels of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company (which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee); (v) earnings either in aggregate or on a per share basis, or earnings per share from continuing operations of the Company, or its subsidiary, division or other operational unit; (vi) net sales, revenues, net income or earnings before income tax or other exclusions of the Company or its subsidiary, division, or other

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operational unit); (vii) return on any of the following: capital employed, invested capital, assets, or net assets of the Company (or its subsidiary, division or other operational unit); (viii) after-tax or pre-tax return on stockholder equity of the Company (or its subsidiary, division or other operational unit); (ix) total shareholder return, share price, or share price appreciation of the Company’s Common Stock; (x) reduction of fixed costs, losses, loss ratios, or expense ratios; (xi) productivity improvements; or (xii) satisfaction of business expansion goals or goals relating to a transaction that results in the sale of all or substantially all of the stock or assets of the Company.

In addition, the Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

6.3
GAAP. Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q.
6.4
deviations from GAAP. To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.
6.5
PAYMENT DATE; COMMITTEE CERTIFICATION. Except as set forth is Section 7, Performance Awards will be paid in the calendar year after the calendar year in which the Performance Period in which they are earned is completed, as soon as administratively feasible in such following calendar year but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except as otherwise provided in Section 7 with regard to death, disability, or Change of Control of the Company) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates or in accordance with any deferred compensation program, if any, in effect applicable to such Participant. The Committee shall use its reasonable business efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2½) months after the end of each Performance Period. The Committee may provide prior to the beginning of the Performance Period that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until the Participant has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this Section 6.5 shall be made in a manner intended to comply with the applicable requirements of Code Section 409A.
6.6
CHANGE OF CONTROL. In the event of a Change of Control of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred by the Committee in accordance with Section 6.5 shall immediately fully vest and shall

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be paid to the Participant within 90 days following the date of the consummation of the Change of Control of the Company.
6.7
FORM OF PAYMENT. In the sole discretion of the Committee, Performance Awards may be paid at the time payment is otherwise due hereunder in whole or in part in cash or Common Stock, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company which was approved by the shareholders of the Company.
7.
PARTIAL AWARDS
7.1
Except as set forth in this Section 7, no Performance Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable to the Participant. The Committee, in its sole and absolute discretion, may, but is not required to (except as provided below or in the terms of a Performance Award) make a full, Pro Rata or other award (but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period) to a Participant for a Performance Period, with or without regard to actual achievement of the Performance Goals established for the Performance Period, as the Committee deems appropriate in the event that during such Performance Period (i) the Participant’s employment is terminated due to death or disability, (ii) the Participant’s employment is terminated by the Company or Subsidiary, as applicable, without Cause, or (iii) the Participant resigns for Good Reason. The term “Cause” shall have the meaning assigned to such term in the MarketAxess Holdings Inc. 2004 Stock Incentive Plan (amended and restated effective April 28, 2006), as amended from time to time, or any successor plan thereto maintained by the Company that is approved by the shareholders of the Company. The term “Good Reason” shall have the meaning assigned to such term (or words or a concept of like import) in an individual employment agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Performance Award. Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee in its sole and absolute discretion, if the Participant does not have an individual employment agreement or similar agreement or such term (or words or a concept of like import) is not defined therein, the Participant shall not have the right to a pro rated portion of the Participant’s Performance Award for a Performance Period upon any voluntary termination by the Participant during the Performance Period.
7.2
In the event that a Change of Control of the Company is consummated during a Performance Period, the Committee shall be required to make at least a Pro Rata Performance Award based on actual achievement of the Performance Goals established for the Performance Period, and pro rated for the portion of the Performance Period completed through the Change of Control of the Company, to each Participant who is a Participant at the time of such Change of Control of the Company. Furthermore, in the event that a Change of Control of the Company is consummated during a Performance Period the Committee may, in its sole and absolute discretion, but is not required to (except as provided in the terms of a Performance Award), make a Performance Award to a Participant who is a Participant at the time of such Change of Control of the Company that is greater than the Performance Award set forth in the prior sentence, but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period, with or without regard to actual achievement of the Performance Goals

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established for the Performance Period, as the Committee deems appropriate in the event of a Change of Control of the Company that is consummated during such Performance Period.
7.3
Except as otherwise provided in the terms of a Performance Award, (i) any Performance Awards made under this Section 7 that are not based on actual achievement of the Performance Goals established for the Performance Period shall be paid within 90 days following the date of the event under this Section 7 for which such Performance Award is made and (ii) any Performance Awards made under this Section 7 based on actual achievement of the Performance Goals established for the Performance Period shall be paid when such Performance Award would have otherwise been paid in accordance with Section 6.5.
7.4
Any Performance Award which is forfeited by a Participant under this Section 7 because he or she was not an active employee of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable, shall be allocated by the Committee among active employees of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable. The Committee has the sole discretion to determine the allocation of the forfeited amounts to the active employees on the date the Performance Award is payable.
8.
NON-ASSIGNABILITY

No Performance Award under the Plan or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.
NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10.
AMENDMENT OR TERMINATION

While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of the Plan at any time; provided, that no such amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of a Performance Award for a Performance Period otherwise payable hereunder.

11.
SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or

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unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.
WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.
CODE SECTION 409A

Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with, or be exempt from, Code Section 409A and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent.

14.
GOVERNING LAW

The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

15.
RECOUPMENT

All compensation paid by the Company under this Plan will be subject to any compensation recapture policies established by the Board or the Committee from time to time, in its sole discretion.

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16.
EXHIBIT A

Change of Control of the Company shall mean that one (1) of the following have occurred:

(i)
any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;
(ii)
during any period of twelve (12) consecutive months individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Exhibit A) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(iii)
a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (1) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or
(iv)
the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding anything herein to the contrary, an event shall not be deemed to be a Change of Control of the Company with respect to any Performance Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Code Section 409A unless such event constitutes a “change in control event” within the meaning of Code Section 409A.

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